UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021.

3D PIONEER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56089	46-2276094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 53 Brandl Street,

Eight Miles Plains, QLD 4113 Australia

+61 423 643 101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	DPSM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2021, 3D Pioneer Systems Inc.(“DPSM” or the “Company”) entered into and closed a Share Sale Agreement with Host Group of Companies Pty Ltd., an Australian corporation (“Host Group”), and shareholders of Host Group, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Host Group in exchange for 3,771,429 shares of the Company’s common stock, valued at approximately USD 2,640,000. Host Group is an Australian company incorporated under the Australian Securities & Investment Commission. It operates a data centre at the Brisbane Technology Park that offers cloud, dedicated, co-location and hosting services. It’s subsidiary, Host Networks also operates an Australian autonomous network comprised of a fully diverse, multi-homed, dual stack, redundant transit service spanning the eastern coast of Australia.

James Kennett, Director of Host Networks, said “We are pleased to have entered into this agreement with DPSM. The dramatic increase in demand for data storage and security since COVID 19 commenced has seen our business, along with our whole industry, require rapid expansion, and so we are excited about the additional resources this gives us to grow our operations and capacity”.

The foregoing description of the Share Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuance of the 3,771,429 shares of Common Stock pursuant to the Share Sale Agreement were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D and/or Regulation S promulgated thereunder. Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Seller/Investor in connection with the issuance by the Company of the Shares.

Item 7.01	Regulation FD Disclosure

On June 24, 2021, DPSM issued a press release announcing the acquisition of Host Group. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

The Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)

Pro Forma Financial Statements.

The Registrant hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

Exhibit No.	Description
10.1	Share Sale Agreement
99.1	Press Release issued June 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D PIONEER SYSTEMS, INC.

Dated: June 29, 2021	By:	/s/ Patrick St-Pierre
Patrick St-Pierre
CEO and President